EXHIBIT 31.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER OF

CRESCENT BANKING COMPANY

PURSUANT TO § 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Leland W. Brantley, Jr., certify that:

1.	I have reviewed this amendment to the annual report on Form 10-K/A of Crescent Banking Company; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2009	/S/ LELAND W. BRANTLEY, JR.
Leland W. Brantley, Jr. Chief Financial Officer